                                                                      EXHIBIT II

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                        COMPUTATION OF PER SHARE INCOME
             ($ and shares in thousands, except for per share data)


                                                    Three months ended       Nine  months ended
                                                  March 30,   March 31,   March 30,      March 31,
                                                     1996        1995       1996            1995
                                                  ---------   ---------   ---------      ---------
Primary
- -------
Net income (loss)                                  $(2,086)    $(5,177)    $ 3,968       $ 1,018
                                                   =======     =======     =======       =======
Common and common equivalent shares outstanding:
   Weighted average common shares                   11,317      11,055      11,261        10,892
    outstanding
   Assumed exercise of stock options                     -           -         325           100
                                                   -------     -------     -------       -------
                                                    11,317      11,055      11,586        10,992
                                                   =======     =======     =======       =======
Earnings per common share and common
 equivalent shares                                  $(0.18)     $(0.47)     $ 0.34        $ 0.09
                                                   =======     =======     =======       =======

Fully Diluted
- -------------
Net income (loss)                                  $(2,086)    $(5,177)    $ 3,968       $ 1,018
                                                   =======     =======     =======       =======
Common and common equivalent shares outstanding:
   Weighted average common shares                   11,317      11,055      11,261       10,892
    outstanding
   Assumed exercise of stock options                     -           -         334          100
                                                   -------     -------     -------       -------
                                                    11,317      11,055      11,595       10,992
                                                   =======     =======     =======       =======
Earnings per common share and common
 equivalent shares                                  $(0.18)     $(0.47)      $0.34       $ 0.09
                                                   =======     =======     =======       =======




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